EXHIBIT 2.5
                 UNCONDITIONAL GUARANTY OF LEASE OBLIGATIONS

  FOR AND IN CONSIDERATION OF the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid or delivered to the undersigned PRESIDENT CASINOS, INC., a Delaware corporation (hereinafter referred to as "Guarantor"), the receipt and sufficiency whereof are hereby acknowledged by Guarantor, and for the purpose of seeking to induce LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation (hereinafter referred to as "Lender"), to extend credit or otherwise provide financial accommodations to President Broadwater Hotel, L.L.C., a Mississippi limited liability company (hereinafter referred to as "Lessor"), which extension of credit and provision of financial accommodations will be to the direct interest, advantage and benefit of Guarantor, Guarantor does hereby absolutely, unconditionally and irrevocably guarantee to Lender the full and prompt payment and performance of any and all obligations of The President Riverboat Casino-Mississippi, Inc., a Mississippi corporation and a wholly-owned subsidiary of Guarantor (hereinafter referred to as "Lessee"), under the terms of that certain Restated Lease Agreement dated November, 1992 and effective as of July 15, 1992, between BH Acquisition Corporation ("BH"), as lessor, and Lessee, as lessee, as amended by that certain First Amendment to the Restated Lease Agreement dated August 12, 1993, and effective as of August 1, 1993 and as further amended by that certain Second Amendment to the Restated Lease Agreement effective as of July 22,
1997 (such Restated Lease Agreement, as so amended, and as the same may be hereafter amended or modified is hereinafter referred to as the "Restated Lease") including, without limitation, the obligations of Lessee to make all rental and other payments required under the terms of the Lease. Guarantor hereby acknowledges that BH has contemporaneously with the execution of this Guaranty merged into J. Edward Connelly Associates, Inc. ("JECA"), with JECA being the surviving corporation, and that the rights and interests of BH as lessor under the Restated Lease have been transferred to JECA by operation of law and that JECA has contemporaneously with the execution of this Guaranty has transferred and assigned such rights and interests under the Restated Lease to Lessor and that Lessor has assigned its rights and interests under the Restated Lease to Lender pursuant to that certain Deed of Trust, Security Agreement and Fixture Filing of even date herewith from Lessor for the benefit of Lender (the "Deed of Trust"), and that certain Assignment of Leases and Rents of even date herewith from Lessor to Lender (the "Assignment of Rents"; the Deed of Trust, the Assignment of Rents, the promissory note described in and secured by the Deed of Trust (the "Note") and all other agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the indebtedness secured by the Deed of Trust are hereinafter collectively referred to as the "Loan Documents").

  1. Agreement to Pay and Perform; Costs of Collection. Guarantor does hereby agree that if any and all sums which are now or may hereafter become due from Lessee under the Restated Lease are not paid by Lessee in accordance with their terms, or if any and all other obligations of Lessee under the Restated Lease are not performed by Lessee in accordance with their terms, Guarantor will immediately make such payments and perform such obligations.

Guarantor further agrees to pay Lender on demand all costs and expenses (including court costs and reasonable attorneys' fees and disbursements) paid or incurred by Lender in endeavoring to collect the obligations and indebtedness guaranteed hereby, to enforce any of the other obligations of Lessee guaranteed hereby, or any portion thereof, or to enforce this Guaranty, and until paid to Lender, such sums shall bear interest at the rate of 14% per annum, or if such rate of interest may not be collected under applicable law, then at the maximum rate of interest, if any, which may be collected under applicable law.

  2. Reinstatement of Refunded Payments. If, for any reason, any payment to Lender of any of the obligations guaranteed hereunder is required to be refunded by Lender to Lessee, or paid or turned over to any other person, including, without limitation, by reason of the operation of bankruptcy, reorganization, receivership or insolvency laws or similar laws of general application relating to creditors' rights and remedies now or hereafter enacted, Guarantor agrees to pay the amount so required to be refunded, paid or turned over (the "Turnover Payment"), and the obligations of Guarantor shall not be treated as having been discharged by the original payment to Lender giving rise to the Turnover Payment, and this Guaranty shall be treated as having remained in full force and effect for any such Turnover Payment so made by Lender, as well as for any amounts not theretofore paid to Lender on account of such obligations.

  3. Rights of Lender to Deal with Collateral, Lessor, Lessee and Other Persons. Guarantor hereby consents and agrees that Lender may (or, with respect to the Restated Lease, Lender may authorize Lessor or give its consent to Lessor to take any of the following actions) at any time, and from time to time, without thereby releasing Guarantor from any liability hereunder and without notice to or further consent from Guarantor, either with or without consideration: release or surrender any lien or other security of any kind or nature whatsoever held by it or by any person, firm or corporation on its behalf or for its account, securing any indebtedness or liability hereby guaranteed; substitute for any collateral so held by it, other collateral of like kind, or of any kind; modify the terms of the Loan Documents or the Restated Lease; extend or renew the Loan Documents or the Restated Lease for any period; grant releases, compromises and indulgences with respect to the Loan Documents or the Restated Lease and to any persons or entities now or hereafter liable thereunder or hereunder; release any other guarantor, surety, endorser or accommodation party of the Loan Documents or the Restated Lease; or take or fail to take any action of any type whatsoever. No such action which Lender shall take or fail to take in connection with the Loan Documents or the Restated Lease, or any of them, or any security for the payment of the indebtedness of Lessor to Lender or for the performance of any obligations or undertakings of Lessor or Lessee, nor any course of dealing with Lessor or Lessee or any other person, shall release Guarantor's obligations hereunder, affect this Guaranty in any way or afford Guarantor any recourse against Lender. The provisions of this Guaranty shall extend and be applicable to all renewals, amendments, extensions, consolidations, restatements and modifications of the Restated Lease and any and all references herein to the Restated Lease shall be deemed to include any such renewals, extensions,

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amendments, consolidations, restatements or modifications thereof.  In addition, this Guaranty shall not be affected or liability hereunder terminated or modified in any way by any renewal, amendment, extension, consolidation, restatement or modification of any of the Loan Documents.

  4. No Contest with Lender; Subordination. So long as any obligation hereby guaranteed remains unpaid or undischarged, Guarantor will not, by paying any sum recoverable hereunder (whether or not demanded by Lender) or by any means or on any other ground, claim any set-off or counterclaim against Lessor or Lessee in respect of any liability of Guarantor to Lessor or Lessee or, in proceedings under federal bankruptcy law or insolvency proceedings of any nature, prove in competition with Lender in respect of any payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of Lessor or Lessee or the benefit of any other security for any obligation hereby guaranteed which, now or hereafter, Lender may hold or in which it may have any share. Guarantor hereby expressly waives any right of contribution from or indemnity against Lessor or Lessee, whether at law or in equity, arising from any payments made by Guarantor pursuant to the terms of this Guaranty, and Guarantor acknowledges that Guarantor has no right whatsoever to proceed against Lessor or Lessee for the reimbursement of any such payments. In connection with the foregoing, Guarantor expressly waives any and all rights of subrogation to Lender against Lessor or Lessee, and Guarantor hereby waives any rights to enforce any remedy which Lender may have against Lessor or Lessee and any rights to participate in any collateral for Lessor's obligations under the Loan Documents or Lessee's obligations under the Restated Lease. Guarantor hereby subordinates any and all indebtedness of Lessor or Lessee now or hereafter owed to Guarantor to all indebtedness of Lessor or Lessee to Lender, and agrees with Lender that until all such indebtedness to Lender is paid in full and all obligations and undertakings of Lessor or Lessee under by reason of, or pursuant to the Loan Documents and the Restated Lease have been completely performed (a) Guarantor shall not demand or accept any payment from Lessor or Lessee on account of such indebtedness, (b) Guarantor shall not claim any offset or other reduction of Guarantor's obligations hereunder because of any such indebtedness, and (c) Guarantor shall not take any action to obtain any interest in any of the security described in and encumbered by the Loan Documents because of any such indebtedness.

  5. Waiver of Defenses. Guarantor hereby agrees that its obligations hereunder shall not be affected or impaired by, and hereby waives and agrees not to assert or take advantage of any defense based on:

      (a) any statute of limitations in any action hereunder or for the collection or for the payment or performance of any obligation hereby guaranteed;

      (b) the incapacity, lack of authority, death or disability of Lessor or Lessee or any other person or entity, or the failure of Lender to file or enforce a claim against the estate (either in administration, bankruptcy or in any other proceeding) of Lessor, Lessee or Guarantor or any other person or entity;

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      (c)  the dissolution or termination of existence of Lessor, Lessee or
Guarantor;

      (d) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Lessor or Lessee;

      (e) the voluntary or involuntary receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, assignment, composition, or readjustment of, or any similar proceeding affecting, Lessor, Lessee or Guarantor, or any of Lessor's, Lessee's or Guarantor's properties or assets; the rejection or termination of the Restated Lease in any bankruptcy proceeding, Guarantor hereby agreeing that, in the event of any such rejection or termination, Guarantor shall nevertheless pay and perform for the benefit of Lender all sums and other obligations guaranteed hereby notwithstanding any such rejection or termination;

      (f) the damage, destruction, condemnation, foreclosure or surrender of all or any part of the property that is the subject matter of the Restated Lease;

      (g) the failure of Lender to give notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or nonaction on the part of any other person whomsoever in connection with any obligation hereby guaranteed;

      (h) any failure or delay of Lender to commence an action against Lessor or Lessee, to assert or enforce any remedies against Lessor or Lessee under the Loan Documents or the Restated Lease, or to realize upon any security;

      (i) any failure of any duty on the part of Lender to disclose to Guarantor any facts it may now or hereafter know regarding Lessor or Lessee, whether such facts materially increase the risk to Guarantor or not;

      (j) failure to accept or give notice of acceptance of this Guaranty by Lender;

      (k) failure to make or give notice of presentment and demand for payment of any of the indebtedness or performance of any of the obligations hereby guaranteed;

      (l) failure to make or give protest and notice of dishonor or of default to Guarantor or to any other party with respect to the indebtedness or performance of obligations hereby guaranteed, notice of intent to accelerate or notice of acceleration;

      (m) any and all other notices whatsoever to which Guarantor might otherwise be entitled;

      (n) any lack of diligence by Lender in collection, protection or realization upon any collateral securing the payment of the indebtedness of Lessor or the performance of the payment obligations or other obligations

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hereby guaranteed;

      (o) the invalidity or unenforceability of any of the Loan Documents or the Restated Lease;

      (p) the compromise, settlement, release or termination of any or all of the obligations of Lessor under the Loan Documents or the obligations of Lessee under the Restated Lease;

      (q) any exculpation of liability contained in the Loan Documents or the Restated Lease;

      (r) any transfer by Lessor of all or any part of the security encumbered by the Loan Documents;

      (s) the failure of Lender to perfect any security or to extend or renew the perfection of any security; or

      (t) to the fullest extent permitted by law, any other legal, equitable or surety defenses whatsoever to which Guarantor might otherwise be entitled, it being the intention that the obligations of Guarantor hereunder are absolute, unconditional and irrevocable.

  6. Guaranty of Payment and Performance and Not of Collection. This is a guaranty of payment and performance and not of collection. The liability of Guarantor under this Guaranty shall be primary, direct and immediate and not conditional or contingent upon the pursuit of any remedies against Lessor or Lessee or any other person, nor against securities or liens available to Lender, its successors, successors in title, endorsees or assigns. Guarantor hereby waives any right to require that an action be brought against Lessor or Lessee or any other person or to require that resort be had to any security or to any balance of any deposit account or credit on the books of Lender in favor of Lessor, Lessee or any other person.

  7. Rights and Remedies of Lender. If any default or event of default under the Restated Lease shall occur, Lender shall have the right to enforce its rights, powers and remedies thereunder or hereunder or under any other agreement, document or instrument now or hereafter evidencing, securing or otherwise relating to the obligations under the Restated Lease, in any order, and all rights, powers and remedies available to Lender in such event shall be nonexclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity. Accordingly, Guarantor hereby authorizes and empowers Lender upon the occurrence of any default or event of default under the Restated Lease and the expiration of any applicable grace or notice and cure period, at its sole discretion, and without notice to Guarantor, to exercise any right or remedy which Lender may have. If the obligations guaranteed hereby are partially paid by reason of the election of Lender to pursue any of the remedies available to Lender, or if such obligations are otherwise partially paid, this Guaranty shall nevertheless remain in full force and effect, and Guarantor shall remain liable for the entire balance of the obligations guaranteed hereby even though any rights

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which Guarantor may have against Lessee may be destroyed or diminished by the exercise of any such remedy.

  8. Application of Payments. Guarantor hereby authorizes Lender, without notice to Guarantor, to apply all payments and credits received from Lessee or from Guarantor or realized from any security in such manner and in such priority as Lender in its sole judgment shall see fit to the obligations and undertakings which are the subject of this Guaranty.

  9. Business Failure, Bankruptcy or Insolvency. In the event of the business failure of Guarantor or if there shall be pending any bankruptcy or insolvency case or proceeding with respect to Guarantor under federal bankruptcy law or any other applicable law or in connection with the insolvency of Guarantor, or if a liquidator, receiver, or trustee shall have been appointed for Guarantor, Lender may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of Lender allowed in any proceedings relative to Guarantor, and, irrespective of whether the payment obligations or other obligations of Lessee guaranteed hereby shall then be due and payable, by declaration or otherwise, Lender shall be entitled and empowered to file and prove a claim for the whole amount of any sums or sums owing with respect to the payment obligations or other obligations of Lessee guaranteed hereby, and to collect and receive any moneys or other property payable or deliverable on any such claim.

  10. Financial Statements and Other Information. Guarantor hereby represents and warrants to Lender that all financial statements of Guarantor heretofore delivered by Guarantor to Lender are true and correct in all material respects, and to the best of Guarantor's knowledge accurately present in all material respects the business assets and liabilities of Guarantor as at the close of business on the date thereof and the results of operations for the period then ended based upon the assumptions stated in the footnotes of such statements; that no material adverse change has occurred in the assets, liabilities, financial condition or business of Guarantor as shown or reflected therein since the date thereof; and that Guarantor has no liabilities or known contingent liabilities which are not reflected in such financial statements or referred to in the notes thereto other than Guarantor's obligations under this Guaranty.

  11. Covenants of Guarantor. Guarantor hereby covenants and agrees with Lender that until all payment obligations and other obligations and undertakings of Lessee under, by reason of, or pursuant to the Restated Lease have been completely performed:

      (a) Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, rights and franchises, to effect and maintain its foreign qualifications, licensing, domestication or authorization, and to comply with all applicable laws and regulations (including, without limitation, environmental laws);

      (b) Guarantor will continue to engage primarily in the business now conducted by it; and

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      (c)  Guarantor will not become a party to or agree to or affect any disposition of assets, other than the disposition of assets in the ordinary course of business, consistent with past practices.

  12. Changes in Writing; No Revocation. This Guaranty may not be changed orally, and no obligation of Guarantor can be released or waived by Lender except by a writing signed by a duly authorized officer of Lender. This Guaranty shall be irrevocable by Guarantor until all payment obligations and all other obligations and undertakings of Lessee under, by reason of, or pursuant to the Restated Lease have been completely performed.

  13. Notices. All notices, demands or requests provided for or permitted to be given pursuant to this Guaranty (hereinafter in this paragraph referred to as "Notice") must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing the same in the United States mail, postpaid and registered or certified, return receipt requested, at the addresses set forth below.
Each Notice shall be effective upon being delivered personally or upon being sent by overnight courier or upon being deposited in the United States mail as aforesaid. The time period in which a response to any such Notice must be given or any action taken with respect thereto, however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier or, if so deposited in the United States Mail, the earlier of three (3) business days following such deposit and the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address of which no Notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, Guarantor or Lender shall have the right from time to time and at any time during the term of this Guaranty to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America. For the purposes of this Guaranty:

  The address of Lender is:

      Lehman Brothers Holdings Inc.
      200 Vesey Street, 12th Floor
      World Financial Center
      New York, NY  10285-0900

  with a copy to:

      Long Aldridge Norman LLP
      303 Peachtree Street
      Suite 5300
      Atlanta, GA  30308
      Attn:  Clyde E. Click, Esq.

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

  The address of Guarantor is:

      President Casinos, Inc.
      802 North First Street
      St. Louis, MO  63102
      Attn:  John S. Aylsworth and
             James Zweifel

  with a copy to:

      Thompson Coburn
      One Mercantile Center
      St. Louis, MO  63101
      Attn:  Gerard K. Sandweg, Jr., Esq.

  14. Governing Law. Guarantor acknowledges and agrees that this Guaranty and the obligations of Guarantor hereunder shall be governed by and interpreted and determined in accordance with the laws of the State of Mississippi (excluding the laws applicable to conflicts or choice of law) and the laws of the United States of America.

  15. CONSENT TO JURISDICTION; WAIVERS. GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF MISSISSIPPI OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, AND (B) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (I) TO THE RIGHT, IF ANY, TO TRIAL BY JURY, (II) TO OBJECT TO JURISDICTION WITHIN THE STATE OF MISSISSIPPI OR VENUE (INCLUDING FEDERAL) IN ANY PARTICULAR FORUM WITHIN THE STATE OF MISSISSIPPI, AND (III) TO THE RIGHT, IF ANY, TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN ACTUAL DAMAGES. GUARANTOR AGREES THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO GUARANTOR AT THE ADDRESS SET FORTH IN PARAGRAPH 14 ABOVE, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL BE SO MAILED. NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST GUARANTOR PERSONALLY, AND AGAINST ANY PROPERTY OF GUARANTOR, WITHIN ANY OTHER STATE.

  16. Successors and Assigns. The provisions of this Guaranty shall be binding upon Guarantor and its heirs, successors, successors in title, legal representatives, and assigns,

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and shall inure to the benefit of Lender, its successors, successors in title, legal representatives and assigns.

  17. Assignment by Lender. This Guaranty is assignable by Lender in whole or in part in conjunction with any assignment of the Loan Documents or portions thereof, and any assignment hereof or any transfer or assignment of the Loan Documents or portions thereof by Lender shall operate to vest in any such assignee the rights and powers, in whole or in part, as appropriate, herein conferred upon and granted to Lender.

  18. Severability. If any term or provision of this Guaranty shall be determined to be illegal or unenforceable, all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by law.

  19. References to Loan Documents. This Guaranty is a guaranty of the Restated Lease as specifically provided in Section 1 hereof and in accordance with the other terms and provisions hereof. References herein to the Loan Documents shall not be deemed to make this Guaranty a guaranty of the indebtedness evidenced by the Note.

  IN WITNESS WHEREOF, Guarantor has executed this Guaranty under seal as of the 22th day of July, 1997.


                                       PRESIDENT CASINOS, INC.

                                       By:    /s/ John S. Aylsworth
                                              -------------------------------
                                       Name:      John S. Aylsworth
                                              -------------------------------
                                       Title:     Executive Vice President
                                              -------------------------------

                                                      (CORPORATE SEAL)


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                                ACKNOWLEDGMENT


STATE OF MISSOURI

CITY OF ST. LOUIS

  Personally appeared before me, the undersigned authority in and for the said county and state, on this 18th day of July, 1997, within my jurisdiction, the within named John S. Aylsworth, who acknowledged that (he)(she) is Executive Vice President of President Casinos, Inc., a Delaware corporation, and that for and on behalf of said corporation, and as its act and deed (he)(she) executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.

                                               /s/ G. K. Sandweg
                                               -------------------------------
                                               NOTARY PUBLIC
My commission expires:

March 22, 2000

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